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                                November 1, 2000

Remedy Corporation
1505 Salado Drive
Mountain View, California  94043

     Re:  Remedy Corporation (the "Company")
          Registration Statement for
          an aggregate of 3,000,000 Shares of Common Stock
          ------------------------------------------------

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the 3,000,000 shares of Common Stock available for issuance under the Company's 2000 Supplemental Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 2000 Supplemental Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Gunderson Dettmer Stough Villeneuve
                                            Franklin & Hachigian, LLP
                                        -----------------------------------
                                        Gunderson Dettmer Stough Villeneuve
                                        Franklin & Hachigian, LLP